August 9, 2023
Blade Air Mobility Reports Financial Results for the Second Quarter Ended June 30, 2023

•Second quarter ended June 30, 2023 revenue up 71% versus the prior year to $61.0 million
•Medical revenue of $34.4 million in Q2 2023 up 99% versus the prior year period, up 29% sequentially versus Q1 2023
•Short Distance revenue up 75% in Q2 2023 versus the prior year period, reflecting our acquisition of Blade Europe, robust demand and pricing growth in Blade Airport, and continued growth in the Northeastern United States
•Flight Profit(1) increased 103% in Q2 2023 versus the prior year period to $10.4 million

NEW YORK — (8/9/2023) — Blade Air Mobility, Inc. (Nasdaq: BLDE, "Blade" or the "Company"), today announced financial results for the second quarter ended June 30, 2023.
GAAP QUARTERLY FINANCIAL RESULTS
(in thousands except percentages, unaudited)

	Three Months Ended June 30,
	2023	2022	% Change
Revenue	$60,989	$35,633	71.2%
Cost of revenue	50,620	30,522	65.8%
Software development	1,440	1,062	35.6%
General and administrative	18,410	12,144	51.6%
Selling and marketing	2,728	1,638	66.5%
Total Operating Expenses	73,198	45,366	61.3%
Loss from operations	(12,209)	(9,733)	25.4%
Net (loss) income	$(12,232)	$8,412	NM*

Passenger net (loss) income	$(3,837)	$(2,326)	65.0%
Medical net (loss) income	$(497)	$694	NM*
Unallocated corporate expenses and software development	$(7,875)	$(8,101)	(2.8)%
*Percentage not meaningful
NON-GAAP(1) QUARTERLY FINANCIAL RESULTS
(in thousands except percentages, unaudited)

	Three Months Ended June 30,
	2023	2022	Change
GAAP Revenue	$60,989	$35,633	71.2%
GAAP Cost of revenue	50,620	30,522	65.8%
Flight Profit	10,369	5,111	102.9%
Flight Margin	17.0%	14.3%	+266	bps
Adjusted Corporate Expense	14,817	11,230	31.9%
Adjusted Corporate Expense as a percentage of Revenue	24.3%	31.5%	-720bps
Adjusted EBITDA	$(4,448)	$(6,119)	(27.3%)
Adjusted EBITDA as a percentage of Revenue	(7.3)%	(17.2)%	+990	bps

Passenger Adjusted EBITDA	$(2,075)	$(1,085)	91.2%
Medical Adjusted EBITDA	$3,023	$1,113	171.6%
Adjusted unallocated corporate expenses and software development	$(5,396)	$(6,147)	(12.2%)

(1) See “Use of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

"Blade's record performance this quarter illustrates the value proposition of our diversified business model," said Rob Wiesenthal, Blade's Chief Executive Officer. "In MediMobility Organ Transport, we continue to benefit from new organ preservation technologies that are expanding the market, as well as the addition of a number of new transplant center and organ procurement organizations. In our Passenger business, we saw strong volume and pricing growth in the Northeast, particularly for our 5-minute helicopter transfers between Manhattan and New York area airports."
"Blade delivered significant year over year improvement in Adjusted EBITDA this quarter, driven by 172% growth in Medical Segment Adjusted EBITDA and cost savings across our corporate platform," said Will Heyburn, Blade's Chief Financial Officer. "Our cost efficiency program is showing meaningful results with Adjusted Unallocated Corporate Expenses, which relate to the overall Blade shared services platform, decreasing 12% in Q2 2023 versus the prior year period, despite our significant 71% revenue growth. We expect that continued growth and cost efficiencies will lead to further year over year improvement in Adjusted EBITDA in the second half of the year."
"The FAA's blueprint for air mobility, released in July, outlines a gradual transition to Electric Vertical Aircraft, or EVA, utilizing existing air traffic control systems and infrastructure. This approach validates Blade's unique strategy, focused on our exclusive Blade terminals at existing heliports and airports in the most active air mobility corridors operating around the world today," stated Melissa Tomkiel, Blade's President. "As a result, Blade is best positioned to enable the gradual transition of today's air mobility fliers from helicopters to EVA, which we expect to expand the addressable market for our Passenger segment through lower cost, emission-free, and near-silent flight."

Second Quarter Ended June 30, 2023 Financial Highlights

▪Total revenue increased 71.2% to $61.0 million in the current quarter versus $35.6 million in the prior year period. On a pro forma basis, assuming Blade had owned Blade Europe in the comparable prior year period, revenue for the second quarter ended June 30, 2023 would have increased approximately 42.3%(1) on a constant currency basis.
▪Flight Profit(1) increased 102.9% to $10.4 million in the current quarter versus $5.1 million in the prior year period, driven by strong growth in our MediMobility Organ Transport business, the contribution from our Blade Europe acquisitions, and improved growth and profitability across our US Short Distance business.
▪Flight Margin(1) improved to 17.0% in the current quarter from 14.3% in the prior year period, driven by increased use of dedicated aircraft in our MediMobility Organ Transport business line, which results in lower costs, the acquisition of Blade Europe, which operates at a higher average Flight Profit versus our corporate average, improved pricing and utilization in our New York by-the-seat Airport Transfer product, and a reduction in spot market jet charter costs, which decreased more quickly than our jet charter pricing.
▪Short Distance revenue increased 75.0% to $19.2 million in the current quarter versus $11.0 million in the prior year period. Growth was driven by our acquisition of Blade Europe, strong volume and pricing growth in our Blade Airport service, and growth across our US Short Distance business lines. On a pro forma basis, assuming Blade had owned Blade Europe in the comparable prior year period, Short Distance revenue for the second quarter ended June 30, 2023 would have increased approximately 5.3%(1) on a constant currency basis.
▪MediMobility Organ Transport revenue increased 99.4% to $34.4 million in the current quarter versus $17.2 million in the prior year period, driven by the addition of new transplant center customers, continued growth with existing customers, and strong market demand. Revenue increased 28.5% sequentially in Q2 2023 versus Q1 2023. MediMobility Organ Transport growth was entirely organic given Blade's acquisition of Trinity Air Medical closed in September 2021.

▪Jet and Other revenue decreased (0.2)% to $7.4 million in the current quarter versus $7.4 million in the prior year period, as an increase in jet charter volume was offset by a decline in the average price per jet charter trip.
▪Net loss was $12.2 million in the quarter versus a net income of $8.4 million in the prior year period, driven primarily by an unfavorable change in the fair value of warrant liabilities of $(2.5) million (compared to a favorable change of $19.3 million in the prior year period).
▪Adjusted EBITDA(1) loss improved to $(4.4) million in the current quarter versus $(6.1) million in the prior year period, and improved as a percentage of revenues to (7.3)% in the current quarter from (17.2)% in the prior year period. The improvement was driven by a 172% increase in Medical Segment Adjusted EBITDA to $3.0 million in the current quarter, coupled with a $0.8 million improvement in Unallocated Corporate Expenses and Software Development to $(5.4) million, partially offset by a $1.0 million decline in Passenger Segment Adjusted EBITDA to $(2.1) million, resulting from higher integration and operating expenses related to our acquisition of Blade Europe.

Business Highlights and Recent Updates
▪In April 2023, Blade provided logistics and coordination support for a record-breaking heart transplant mission. In collaboration with Massachusetts General Hospital and Paragonix Technologies, Inc., Blade facilitated the transport of a donor heart and transplant team members 2,506 nautical miles from Juneau, Alaska, to Boston, Massachusetts, setting a record for the longest distance a donor heart has ever traveled for a transplant surgery.
▪In May 2023, Blade announced an agreement to revitalize and operate the Newport Helistop (91NJ), located in Newport, Jersey City, New Jersey, one of the largest and most successful mixed-use communities on the Hudson River waterfront. Blade has begun a pilot program for charter flights and is analyzing the viability of limited by-the-seat service between the Helistop and local New York City area airports and heliports.
▪In June 2023, Blade and Eve Air Mobility (“Eve”) announced at the 54th International Paris Air Show a significant extension of their long-standing partnership through a memorandum of understanding. The collaboration aims to transform air transportation in Europe, starting with France, by laying the foundation to integrate Eve’s state-of-the-art electric vertical aircraft into Blade’s European route network, subject to receipt of necessary regulatory approvals and certification.

Conference Call
The Company will conduct a conference call starting at 8:00 a.m. ET on Wednesday, August 9, 2023 to discuss the results for the second quarter ended June 30, 2023.
A live audio-only webcast of the call may be accessed from the Investor Relations section of the Company’s website at https://ir.blade.com/. An archived replay of the call will be available on the Investor Relations section of the Company's website for one year.

Use of Non-GAAP Financial Information
Blade believes that the non-GAAP measures discussed below, viewed in addition to and not in lieu of our reported U.S. Generally Accepted Accounting Principles ("GAAP") results, provide useful information to investors by providing a more focused measure of operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA, Segment Adjusted EBITDA, Adjusted Unallocated Corporate Expenses, Corporate Expenses, Adjusted Corporate Expenses,

Flight Profit, Flight Margin and Pro forma revenue have been reconciled to the nearest GAAP measure in the tables within this press release.

Adjusted EBITDA and Segment Adjusted EBITDA - Blade reports Adjusted EBITDA, which is a non-GAAP financial measure. This measure excludes non-cash items or certain transactions that are not indicative of ongoing Company operating performance and / or items that management does not believe are reflective of our ongoing core operations (as shown in the table below). Blade defines Segment Adjusted EBITDA as segment net income (loss) excluding non-cash items or certain transactions that management does not believe are reflective of our ongoing core operations.

Adjusted Unallocated Corporate Expenses – Blade defines Adjusted Unallocated Corporate Expenses as segment net loss attributable to our Corporate expenses and software development operating segment less non-cash items or certain transactions that are not indicative of ongoing Company operating performance and / or items that management does not believe are reflective of our ongoing core operations that cannot be allocated to either of our reporting segments. Adjusted Unallocated Corporate Expenses has the same meaning as Segment Adjusted EBITDA for our Corporate expenses and software development operating segment and is reconciled in the tables below under the caption “Reconciliation of Segment Net Income (loss) to Segment Adjusted EBITDA.”

Constant currency - The unaudited interim condensed consolidated financial statements included here are presented in U.S. dollars. However, Blade's international operations give rise to fluctuations in foreign exchange rates. To compare results between periods as if exchange rates had remained constant period-over-period and allow change in revenue to be evaluated without the impact of foreign currency exchange rate fluctuations, Blade has included results in constant currency. These are calculated by applying the current period exchange rates to local currency reported results for both the current and prior year.

Corporate Expenses and Adjusted Corporate Expenses - Blade defines Corporate Expenses as total operating expenses excluding cost of revenue. Blade defines Adjusted Corporate Expenses as Corporate Expenses excluding non-cash items or certain transactions that are not indicative of ongoing Company operating performance and / or items that management does not believe are reflective of our ongoing core operations.

Flight Profit and Flight Margin - Blade defines Flight Profit as revenue less cost of revenue. Cost of revenue consists of flight costs paid to operators of aircraft and cars, landing fees, right-of-use ("ROU") asset amortization and internal costs incurred in generating ground transportation revenue using the Company’s owned cars. Blade defines Flight Margin for a period as Flight Profit for the period divided by revenue for the same period. Blade believes that Flight Profit and Flight Margin provide a more accurate measure of the profitability of the Company's flight and ground operations, as they focus solely on the direct costs associated with those operations.

Pro forma revenue - Pro forma revenue gives effect to revenue from acquisitions that occurred after the commensurate period of the prior year as if they had been acquired on the first day of the commensurate period of the prior year. Pro forma change in revenue is calculated as the difference between the current reported GAAP revenue and the comparative period pro forma revenue. Management believes that discussing pro forma revenue contributes to the understanding of Blade's performance and trends, because it allows for comparisons of the current year period to that of prior years, normalized for the impact of acquisitions. Management believes that pro forma change in revenue assists in measuring the underlying revenue growth of our business as it stands as of the end of the current year period, which we believe provides insight into our then-current operations. Pro forma change in revenue does not represent organic revenue generated by our business as it stood at the beginning of the prior year period.

Financial Results

BLADE AIR MOBILITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data, unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$37,348	$43,296
Restricted cash	2,045	1,127
Accounts receivable, net of allowance of $63 and $— at June 30, 2023 and December 31, 2022	22,525	10,877
Short-term investments	132,342	150,740
Prepaid expenses and other current assets	14,710	12,086
Total current assets	208,970	218,126

Non-current assets:
Property and equipment, net	2,909	2,037
Investment in joint venture	390	390
Intangible assets, net	43,933	46,365
Goodwill	39,797	39,445
Operating right-of-use asset	23,186	17,692
Other non-current assets	998	970
Total assets	$320,183	$325,025

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$14,879	$16,536
Deferred revenue	10,014	6,709
Operating lease liability, current	4,380	3,362
Total current liabilities	29,273	26,607

Non-current liabilities:
Warrant liability	8,979	7,083
Operating lease liability, long-term	19,833	14,970
Deferred tax liability	1,334	1,876
Total liabilities	59,419	50,536

Stockholders' Equity
Preferred stock, $0.0001 par value, 2,000,000 shares authorized at June 30, 2023 and December 31, 2022. No shares issued and outstanding at June 30, 2023 and December 31, 2022.	—	—
Common stock, $0.0001 par value; 400,000,000 authorized; 73,169,003 and 71,660,617 shares issued at June 30, 2023 and December 31, 2022, respectively.	7	7
Additional paid in capital	383,629	375,873
Accumulated other comprehensive income	3,230	2,287
Accumulated deficit	(126,102)	(103,678)
Total stockholders' equity	260,764	274,489

Total Liabilities and Stockholders' Equity	$320,183	$325,025

BLADE AIR MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$60,989	$35,633	$106,260	$62,263

Operating expenses
Cost of revenue	50,620	30,522	88,727	54,229
Software development	1,440	1,062	2,563	1,897
General and administrative	18,410	12,144	34,667	26,122
Selling and marketing	2,728	1,638	5,339	3,438
Total operating expenses	73,198	45,366	131,296	85,686

Loss from operations	(12,209)	(9,733)	(25,036)	(23,423)

Other non-operating (expense) income
Interest income, net	2,077	455	4,031	719
Change in fair value of warrant liabilities	(2,462)	19,266	(1,896)	21,816
Realized loss from sales of short-term investments	(14)	(1,576)	(95)	(1,712)
Total other non-operating (expense) income	(399)	18,145	2,040	20,823

(Loss) income before income taxes	(12,608)	8,412	(22,996)	(2,600)

Income tax benefit	(376)	—	(572)	—

Net (loss) income	$(12,232)	$8,412	$(22,424)	$(2,600)

Net (loss) income per share:
Basic	$(0.17)	$0.11	$(0.31)	$(0.04)
Diluted	$(0.17)	$0.10	$(0.31)	$(0.04)
Weighted-average number of shares outstanding:
Basic	73,169,003	71,051,523	72,584,138	70,913,597
Diluted	73,169,003	78,497,356	72,584,138	70,913,597

BLADE AIR MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cash Flows From Operating Activities:
Net (loss) income	$(12,232)	$8,412	$(22,424)	$(2,600)
Adjustments to reconcile net loss to net cash and restricted cash used in operating activities:
Depreciation and amortization	1,810	1,155	3,462	2,300
Stock-based compensation	2,797	1,844	6,018	3,942
Change in fair value of warrant liabilities	2,462	(19,266)	1,896	(21,816)
Realized loss from sales of short-term investments	14	1,576	95	1,712
Realized foreign exchange loss/(gain)	—	—	5	(5)
Accretion of interest income on held-to-maturity securities	(1,638)	—	(3,024)	—
Deferred tax benefit	(376)	—	(572)	—
Loss on disposal of property and equipment	—	65	—	65
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(1,004)	(2,197)	(2,625)	(3,902)
Accounts receivable	(6,045)	(3,659)	(11,630)	(4,124)
Other non-current assets	18	(504)	(24)	(1,152)
Operating right-of-use assets/lease liabilities	300	105	377	106
Accounts payable and accrued expenses	3,470	(1,361)	87	1,275
Deferred revenue	2,227	2,220	3,307	2,524
Net cash used in operating activities	(8,197)	(11,610)	(25,052)	(21,675)

Cash Flows From Investing Activities:
Purchase of property and equipment	(744)	(189)	(1,390)	(626)
Purchase of short-term investments	(14)	(188)	(135)	(453)
Proceeds from sales of short-term investments	4,532	197,001	20,532	208,700
Purchase of held-to-maturity investments	—	—	(130,145)	—
Proceeds from maturities of held-to-maturity investments	—	—	131,187	—
Net cash provided by investing activities	3,774	196,624	20,049	207,621

Cash Flows From Financing Activities:
Proceeds from the exercise of common stock options	—	58	54	79
Taxes paid related to net share settlement of equity awards	(20)	(1,006)	(101)	(1,011)
Net cash used in financing activities	(20)	(948)	(47)	(932)

Effect of foreign exchange rate changes on cash balances	17	4	20	7
Net (decrease) increase in cash and cash equivalents and restricted cash	(4,426)	184,070	(5,030)	185,021
Cash and cash equivalents and restricted cash - beginning	43,819	4,176	44,423	3,225
Cash and cash equivalents and restricted cash - ending	$39,393	$188,246	$39,393	$188,246

Reconciliation to the unaudited interim condensed consolidated balance sheets
Cash and cash equivalents	$37,348	$186,556	$37,348	$186,556
Restricted cash	2,045	1,690	2,045	1,690
Total	$39,393	$188,246	$39,393	$188,246

Key Metrics and Non-GAAP Financial Information

BLADE AIR MOBILITY, INC.
DISAGGREGATED REVENUE BY PRODUCT LINE
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Passenger segment
Short Distance	$19,184	$10,963	$29,609	$15,166
Jet and Other	7,406	7,421	15,485	17,173
Total	$26,590	$18,384	$45,094	$32,339

Medical segment
MediMobility Organ Transport	$34,399	$17,249	61,166	29,924
Total	$34,399	$17,249	$61,166	$29,924

Total Revenue	$60,989	$35,633	$106,260	$62,263

BLADE AIR MOBILITY, INC.
SEGMENT INFORMATION: REVENUE, FLIGHT PROFIT, FLIGHT MARGIN, ADJUSTED EBITDA WITH RECONCILIATION TO TOTAL ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Passenger	$26,590	$18,384	$45,094	$32,339
Medical	34,399	17,249	61,166	29,924
Total Revenue	$60,989	$35,633	$106,260	$62,263

Passenger	$4,642	$2,478	$7,454	$3,167
Medical	5,727	2,633	10,079	4,867
Total Flight Profit	$10,369	$5,111	$17,533	$8,034

Passenger	17.5%	13.5%	16.5%	9.8%
Medical	16.6%	15.3%	16.5%	16.3%
Total Flight Margin	17.0%	14.3%	16.5%	12.9%

Passenger	$(2,075)	$(1,085)	$(5,130)	$(3,694)
Medical	3,023	1,113	4,903	2,064
Total Segment Adjusted EBITDA	948	28	(227)	(1,630)
Adjusted unallocated corporate expenses and software development	(5,396)	(6,147)	(11,945)	(12,216)
Total Adjusted EBITDA	$(4,448)	$(6,119)	$(12,172)	$(13,846)

BLADE AIR MOBILITY, INC.
RECONCILIATION OF REPORTED REVENUE TO PRO FORMA REVENUE
(in thousands except percentages, unaudited)

The following unaudited pro forma financial information presents what our revenue would have been if the Blade Europe business had been acquired on April 1, 2022 and January 1, 2022 for the three months and six months ended June 30, 2022, respectively. As a result, pro forma revenue includes revenue generated during periods when we did not yet own the acquired business. This unaudited pro forma financial information should not be relied upon as being indicative of the historical results that would have been obtained if the acquisition had occurred on that date, nor the results that may be obtained in the future.

Three Months Ended June 30,
	Total	Short Distance	Jet and Other	MediMobility Organ Transport
Reported Revenue three months ended June 30, 2022	$35,633	$10,963	$7,421	$17,249
Impact of Blade Europe	7,106	7,106	—	—
Pro forma Revenue	$42,739	$18,069	$7,421	$17,249

Reported Revenue three months ended June 30, 2023	$60,989	$19,184	$7,406	$34,399
Pro forma change in revenue	42.7%	6.2%	(0.2)%	99.4%

Impact of foreign currency translation	0.4%	0.9%	**	**
Pro forma constant currency change in revenue	42.3%	5.3%	(0.2)%	99.4%
** Percentage not applicable

Six Months Ended June 30,
	Total	Short Distance	Jet and Other	MediMobility Organ Transport
Reported Revenue six months ended June 30, 2022	$62,263	$15,166	$17,173	$29,924
Impact of Blade Europe	12,400	12,400	—	—
Pro forma Revenue	$74,663	$27,566	$17,173	$29,924

Reported Revenue three months ended June 30, 2023	$106,260	$29,609	$15,485	$61,166
Pro forma change in revenue	42.3%	7.4%	(9.8)%	104.4%

Impact of foreign currency translation	(0.1)%	(0.3)%	**	**
Pro forma constant currency change in revenue	42.4%	7.7%	(9.8)%	104.4%
** Percentage not applicable

BLADE AIR MOBILITY, INC.
SEATS FLOWN - ALL PASSENGER FLIGHTS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Seats flown – all passenger flights	41,637	28,241	70,187	46,735

BLADE AIR MOBILITY, INC.
REVENUE, FLIGHT PROFIT, FLIGHT MARGIN, ADJUSTED CORPORATE EXPENSES, ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP Revenue	$60,989	$35,633	$106,260	$62,263
GAAP Cost of Revenue	50,620	30,522	88,727	54,229
Flight Profit	10,369	5,111	17,533	8,034
Flight Margin	17.0%	14.3%	16.5%	12.9%
Adjusted Corporate Expense	14,817	11,230	29,705	21,880
Adjusted Corporate Expense as a percentage of Revenue	24.3%	31.5%	28.0%	35.1%
Adjusted EBITDA	$(4,448)	$(6,119)	$(12,172)	$(13,846)
Adjusted EBITDA as a percentage of Revenue	(7.3)%	(17.2)%	(11.5)%	(22.2)%

BLADE AIR MOBILITY, INC.
RECONCILIATION OF REVENUE LESS COST OF REVENUE TO FLIGHT PROFIT AND LOSS FROM OPERATIONS
(in thousands except percentages, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$60,989	$35,633	$106,260	$62,263
Cost of revenue (1)	(50,620)	(30,522)	(88,727)	(54,229)
Flight Profit	$10,369	$5,111	$17,533	$8,034
Flight Margin	17.0%	14.3%	16.5%	12.9%

Flight Profit	$10,369	$5,111	$17,533	$8,034
Reconciling items:
Software development	(1,440)	(1,062)	(2,563)	(1,897)
General and administrative	(18,410)	(12,144)	(34,667)	(26,122)
Selling and marketing	(2,728)	(1,638)	(5,339)	(3,438)
Loss from operations	$(12,209)	$(9,733)	$(25,036)	$(23,423)
__________
(1) Cost of revenue consists of flight costs paid to operators of aircraft and cars, landing fees, ROU asset amortization and internal costs incurred in generating organ ground transportation revenue using the Company's owned cars.

BLADE AIR MOBILITY, INC.
RECONCILIATION OF TOTAL OPERATING EXPENSES TO ADJUSTED CORPORATE EXPENSES
(in thousands except percentages, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$60,989	$35,633	$106,260	$62,263

Total operating expenses	73,198	45,366	131,296	85,686
Subtract:
Cost of revenue	50,620	30,522	88,727	54,229
Corporate Expenses	$22,578	$14,844	$42,569	$31,457
Corporate Expenses as percentage of Revenue	37.0%	41.7%	40.1%	50.5%
Adjustments to reconcile Corporate Expenses to Adjusted Corporate Expenses
Subtract:
Depreciation and amortization	1,810	1,155	3,462	2,300
Stock-based compensation	2,797	1,844	6,018	3,942
Legal and regulatory advocacy fees (1)	—	164	423	1,911
Executive severance costs	119	—	265	—
SOX readiness costs	35	—	35	—
Contingent consideration compensation (earn-out) (2)	3,000	—	2,661	—
M&A transaction costs	—	451	—	1,424
Adjusted Corporate Expenses	$14,817	$11,230	$29,705	$21,880
Adjusted Corporate Expenses as percentage of Revenue	24.3%	31.5%	28.0%	35.1%
__________
(1) Represents certain legal and regulatory advocacy fees for matters (primarily the proposed restrictions at East Hampton Airport and the potential operational restrictions on large jet aircraft at Westchester Airport) that we do not consider representative of legal and regulatory advocacy costs that we will incur from time to time in the ordinary course of our business. It is worth noting that we do not anticipate incurring any further legal fees related to the Westchester litigation.
(2) Represents contingent consideration compensation of $3,000 in connection with the Trinity acquisition in respect of 2023 results and a $339 credit recorded in connection with the settlement of the equity-based portion of Trinity's contingent consideration that was paid in the first quarter of 2023 in respect of 2022 results.

BLADE AIR MOBILITY, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net (loss) income	$(12,232)	$8,412	$(22,424)	$(2,600)

Depreciation and amortization	1,810	1,155	3,462	2,300
Stock-based compensation	2,797	1,844	6,018	3,942
Change in fair value of warrant liabilities	2,462	(19,266)	1,896	(21,816)
Realized loss from sales of short-term investments	14	1,576	95	1,712
Interest income, net	(2,077)	(455)	(4,031)	(719)
Income tax benefit	(376)	—	(572)	—
Legal and regulatory advocacy fees (1)	—	164	423	1,911
Executive severance costs	119	—	265	—
SOX readiness costs	35	—	35	—
Contingent consideration compensation (earn-out) (2)	3,000	—	2,661	—
M&A transaction costs	—	451	—	1,424
Adjusted EBITDA	$(4,448)	$(6,119)	$(12,172)	$(13,846)
Adjusted EBITDA as a percentage of Revenue	(7.3)%	(17.2)%	(11.5)%	(22.2)%
__________
(1) Represents certain legal and regulatory advocacy fees for matters (primarily the proposed restrictions at East Hampton Airport and the potential operational restrictions on large jet aircraft at Westchester Airport) that we do not consider representative of legal and regulatory advocacy costs that we will incur from time to time in the ordinary course of our business. It is worth noting that we do not anticipate incurring any further legal fees related to the Westchester litigation.
(2) Represents contingent consideration compensation of $3,000 in connection with the Trinity acquisition in respect of 2023 results and a $339 credit recorded in connection with the settlement of the equity-based portion of Trinity's contingent consideration that was paid in the first quarter of 2023 in respect of 2022 results.

BLADE AIR MOBILITY, INC.
RECONCILIATION OF SEGMENT NET INCOME (LOSS) TO SEGMENT ADJUSTED EBITDA
(in thousands, unaudited)

	Three Months Ended June 30, 2023			Three Months Ended June 30, 2022
	Passenger	Medical	Unallocated Corporate expenses and software development	Passenger	Medical	Unallocated Corporate expenses and software development
Segment net income (loss)	$(3,837)	$(497)	$(7,898)	$(2,326)	$694	$10,044
Reconciling items:
Depreciation and amortization	1,363	397	50	744	374	37
Stock-based compensation	352	123	2,322	333	45	1,466
Change in fair value of warrant liabilities	—	—	2,462	—	—	(19,266)
Realized loss from sales of short-term investments	—	—	14	—	—	1,576
Interest income, net	—	—	(2,077)	—	—	(455)
Income tax benefit	—	—	(376)	—	—	—
Legal and regulatory advocacy fees (1)	—	—	—	164	—	—
Executive severance costs	47	—	72	—	—	—
SOX readiness costs	—	—	35	—	—	—
Contingent consideration compensation (earn-out) (2)	—	3,000	—	—	—	—
M&A transaction costs	—	—	—	—	—	451
Segment Adjusted EBITDA	$(2,075)	$3,023	$(5,396)	$(1,085)	$1,113	$(6,147)
______________
(1) Represents certain legal and regulatory advocacy fees for matters (primarily the proposed restrictions at East Hampton Airport and the potential operational restrictions on large jet aircraft at Westchester Airport) that we do not consider representative of legal and regulatory advocacy costs that we will incur from time to time in the ordinary course of our business. It is worth noting that we do not anticipate incurring any further legal fees related to the Westchester litigation.
(2) Represents contingent consideration compensation of $3,000 in connection with the Trinity acquisition in respect of 2023 results and a $339 credit recorded in connection with the settlement of the equity-based portion of Trinity's contingent consideration that was paid in the first quarter of 2023 in respect of 2022 results.

	Six Months Ended June 30, 2023			Six Months Ended June 30, 2022
	Passenger	Medical	Unallocated Corporate expenses and software development	Passenger	Medical	Unallocated Corporate expenses and software development
Segment net income (loss)	$(8,955)	$1,140	$(14,609)	$(7,842)	$1,216	$4,026
Reconciling items:
Depreciation and amortization	2,497	863	102	1,478	750	72
Stock-based compensation	712	239	5,067	759	98	3,085
Change in fair value of warrant liabilities	—	—	1,896	—	—	(21,816)
Realized loss from sales of short-term investments	—	—	95	—	—	1,712
Interest income, net	—	—	(4,031)	—	—	(719)
Income tax benefit	—	—	(572)	—	—	—
Legal and regulatory advocacy fees (1)	423	—	—	1,911	—	—
Executive severance costs	193	—	72	—	—	—
SOX readiness costs	—	—	35	—	—	—
Contingent consideration compensation (earn-out) (2)	—	2,661	—	—	—	—
M&A transaction costs	—	—	—	—	—	1,424
Segment Adjusted EBITDA	$(5,130)	$4,903	$(11,945)	$(3,694)	$2,064	$(12,216)
______________
(1) Represents certain legal and regulatory advocacy fees for matters (primarily the proposed restrictions at East Hampton Airport and the potential operational restrictions on large jet aircraft at Westchester Airport) that we do not consider representative of legal and regulatory advocacy costs that we will incur from time to time in the ordinary course of our business. It is worth noting that we do not anticipate incurring any further legal fees related to the Westchester litigation.

(2) Represents contingent consideration compensation of $3,000 in connection with the Trinity acquisition in respect of 2023 results and a $339 credit recorded in connection with the settlement of the equity-based portion of Trinity's contingent consideration that was paid in the first quarter of 2023 in respect of 2022 results.

BLADE AIR MOBILITY, INC.
LAST TWELVE MONTHS DISAGGREGATED REVENUE BY PRODUCT LINE
(in thousands, unaudited)

		Three Months Ended
	Last Twelve Months	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Product Line:
Short Distance	$59,429	$19,184	$10,425	$9,418	$20,402
Jet and Other	27,667	7,406	8,079	7,081	5,101
MediMobility Organ Transport	103,021	34,399	26,767	21,636	20,219
Total Revenue	$190,117	$60,989	$45,271	$38,135	$45,722

About Blade Air Mobility
Blade is a technology-powered, global air mobility platform committed to reducing travel friction by providing cost-effective air transportation alternatives to some of the most congested ground routes in the U.S. and abroad. Today, the Company predominantly uses helicopters and amphibious aircraft for its passenger routes and is also one of the largest air medical transporters of human organs for transplant in the world. Its asset-light model, coupled with its exclusive passenger terminal infrastructure, is designed to facilitate a seamless transition to Electric Vertical Aircraft (“EVA” or “eVTOL”), enabling lower cost air mobility to the public that is both quiet and emission-free.
For more information, visit www.blade.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and may be identified by the use of words such as "will", “anticipate,” “believe,” “could,” “continue,” “expect,” “estimate,” “may,” “plan,” “outlook,” “future” and “project” and other similar expressions and the negatives of those terms. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Blade’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements concerning Blade’s future financial and operating performance, results of operations, industry environment and growth opportunities, and the development and adoption of EVA technology. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blade’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include: our continued incurrence of significant losses; the impact of the COVID-19 pandemic and its related effects, failure of the markets for our offerings to grow as expected, or at all; our ability to effectively market and sell air transportation as a substitute for conventional methods of transportation; the inability or unavailability to use or take advantage of the shift, or lack thereof, to EVA technology; our ability to successfully enter new markets and launch new routes and services; any adverse publicity stemming from accidents involving small aircraft, helicopters or charter flights and, in particular, any accidents involving our third-party operators; the effects of competition; harm to our reputation and brand; our ability to provide high-quality customer support; our ability to maintain a high daily aircraft usage rate; changes in consumer preferences, discretionary spending and other economic conditions; impact of natural disasters, outbreaks and pandemics, economic, social, weather, growth constraints, and regulatory conditions or other circumstances on metropolitan areas and airports where we have geographic concentration; the effects of climate change, including potential increased impacts of severe weather and regulatory activity; the availability of aircraft fuel; our ability to address system failures, defects, errors, or vulnerabilities in our website, applications, backend systems or other technology systems or those of third-party technology providers; interruptions or security breaches of our information technology systems; our placements within mobile applications; our ability to protect our intellectual property rights; our use of open source software; our ability to expand and maintain our infrastructure network; our ability to access additional funding; the increase of costs and risks associated with international expansion; our ability to identify, complete and successfully integrate future acquisitions; our ability to manage our growth; increases in insurance costs or reductions in insurance coverage; the loss of key members of our management team; our ability to maintain our company culture; our reliance on contractual relationships with certain transplant centers and Organ Procurement Organizations; effects of fluctuating financial results; our reliance on third-party operators; the availability of third-party operators; disruptions to third party operators; increases in insurance costs or reductions in insurance coverage for our third-party aircraft operators; the possibility that our third-party aircraft operators may illegally, improperly or otherwise inappropriately operate our branded aircraft; our reliance on third-party web service providers; changes in our regulatory environment; regulatory obstacles in local governments; the expansion of domestic and foreign privacy and security laws; the expansion of environmental regulations; our ability to remediate any material weaknesses or maintain internal controls over financial reporting; our ability to maintain effective internal controls and disclosure controls; changes in the fair value of our warrants; and other factors beyond our control. Additional factors can be found in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as filed with the U.S. Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Blade undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Press Contacts
For Media Relations
Lee Gold
press@blade.com

For Investor Relations
Ravi Jani
investors@blade.com